Exhibit 99.1

Investor Relations Contact

Michelle Ahlmann, 650.603.5464

Public Relations Contact

Dave Peterson, 650.603.5231

MERCURY INTERACTIVE CORPORATION REPORTS FOURTH QUARTER AND 2004 RESULTS

•	Revenue of $204.3 million for the quarter; Growth of 34% versus Q4 2003

•	Revenue of $685.5 million for 2004; Growth of 35% versus 2003

•	Net Increase in Deferred Revenue of $67.7 million for the quarter and $133.7 million for 2004

•	Earnings Per Share for the quarter: $0.36 GAAP; $0.42 Non-GAAP

•	Earnings Per Share for the year ended 2004: $0.83 GAAP; $1.09 Non-GAAP

•	Cash Flows from Operations: $66.4 million for the quarter and $212.8 million for 2004

MOUNTAIN VIEW, CALIF., — FEBRUARY 2, 2005 — Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), today announced financial results for the fourth quarter and year ended December 31, 2004.

Revenue for the fourth quarter of 2004 was $204.3 million, an increase of 34 percent compared to $152.0 million reported in the fourth quarter of 2003. Revenue for the year ended December 31, 2004 was $685.5 million, an increase of 35 percent compared to $506.5 million reported for the year ended December 31, 2003.

Deferred revenue for the fourth quarter of 2004 increased by $67.7 million from the third quarter of 2004 to $414.3 million. Cash generated from operations for the fourth quarter of 2004 was $66.4 million compared to $66.9 million in the fourth quarter of 2003. Cash generated from operations for the year ended December 31, 2004 was $212.8 million, compared to $180.5 million for the year ended December 31, 2003.

“2004 was our most successful year ever,” said Amnon Landan, chairman and CEO at Mercury. “Our customers are expanding their investments in Mercury Optimization Center offerings as they take an enterprise approach to streamlining IT.”

GAAP RESULTS

Net income for the fourth quarter of 2004 was $35.0 million, or $0.36 per diluted share, compared to $13.1 million, or $0.13 per diluted share, for the same period a year ago. Net income for the year ended December 31, 2004 was $84.6 million, or $0.83 per

Mercury Interactive Reports Fourth Quarter and 2004 Results	Page 2

diluted share, compared to $41.5 million, or $0.41 per diluted share, for the year ended December 31, 2003.

Diluted earnings per share was calculated taking into consideration the recent issuance of EITF 04-08, “Effect of Contingently Convertible Debt on Diluted Earnings per Share.” Net income was adjusted for debt related costs on an ‘as if’ converted basis by $0.4 million and $1.4 million for the quarter and year ended December 31, 2004, respectively. Fully diluted shares were 98.2 million shares for the quarter and 103.2 million shares for the year ended December 31, 2004. Previously reported net income and diluted earnings per share have also been restated based on the effect of EITF 04-08.

NON-GAAP RESULTS

Non-GAAP net income for the fourth quarter of 2004 was $40.5 million, or $0.42 per diluted share, compared to $26.2 million, or $0.25 per diluted share, for the same period a year ago. Non-GAAP results for the fourth quarter of 2004, as presented in the attached reconciliation table, exclude stock-based compensation and amortization of intangibles of $4.1 million, a non-cash reduction to excess facility charge of approximately $0.2 million, a net loss on investments in non-consolidated companies and warrant of $0.1 million and related tax expense decrease of $1.5 million.

Non-GAAP net income for the year ended December 31, 2004 was $110.6 million, or $1.09 per diluted share, compared to $86.1 million, or $0.85 per diluted share, for the year ended December 31, 2003. Non-GAAP results for the year ended December 31, 2004, as presented in the attached reconciliation table, exclude stock-based compensation and amortization of intangibles of $16.4 million, in-process research and development of $0.9 million, integration and other acquisition related charges of $3.1 million, a net non-cash excess facilities charge of $8.9 million, a gain on sale of available-for-sale securities of $0.3 million, a net loss on investments in non-consolidated companies and warrant of $0.6 million and related tax expense increase of $3.6 million.

Based on the effect of EITF 04-08, non-GAAP net income and fully diluted shares were also adjusted in the calculation of diluted earnings per share by the same amounts

Mercury Interactive Reports Fourth Quarter and 2004 Results	Page 3

GAAP diluted earnings per share were adjusted. In addition, previously reported non-GAAP net income and diluted earnings per share have been restated.

FINANCIAL OUTLOOK

The following financial outlook is provided based on information as of February 2, 2005 and management assumes no duty to update this guidance.

Management provides the following guidance for the first quarter of 2005:

•	Revenue for the first quarter is expected to be in the range of $190 million to $200 million

•	Net increase in deferred revenue for the first quarter is expected to be in the range of $5 million to $15 million

•	GAAP diluted earnings per share for the first quarter is expected to be in the range of $0.26 to $0.32

•	Non-GAAP diluted earnings per share for the first quarter is expected to be in the range of $0.28 to $0.34

•	Fully diluted shares outstanding for the first quarter is expected to be in the range of 98 million to 100 million, which takes into consideration the recent issuance of EITF 04-08, “Effect of Contingently Convertible Debt on Diluted Earnings per Share.”

Non-GAAP guidance for the first quarter of 2005 is adjusted from GAAP guidance by excluding stock-based compensation and amortization of intangible assets of $4.0 million and a gain on the sale of our idle building of approximately $0.3 million.

Management provides the following guidance for the full year of 2005:

•	New Order Growth (revenue plus change in deferred revenue) for the full year is expected to be in the range of 20 percent to 25 percent

•	Revenue growth for the full year is expected to be in the range of 28 percent to 32 percent

•	Non-GAAP operating margin for the full year is expected to be in the range of 20 percent to 21 percent

Mercury Interactive Reports Fourth Quarter and 2004 Results	Page 4

•	GAAP diluted earnings per share for the full year is expected to be in the range of $1.36 to $1.46

•	Non-GAAP diluted earnings per share for the full year is expected to be in the range of $1.45 to $1.55

•	Cash flow from operations growth for the full year is expected to be in the range of 25 percent to 30 percent

Non-GAAP guidance for 2005 is adjusted from GAAP guidance by excluding stock-based compensation and amortization of intangible assets of $15.8 million and a gain on the sale of our idle building of approximately $0.3 million.

QUARTERLY CONFERENCE CALL

Mercury will host a conference call to discuss fourth quarter results at 2:00 p.m. Pacific Time today. A live Webcast of the conference call, together with supplemental financial information, can be accessed through the company’s Investor Relations Web site at http://www.mercury.com/ir. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available until midnight on February 8, 2005. The audio replay can be accessed by calling 888-203-1112 or 719-457-0820, conference call code: 390468.

ABOUT MERCURY

Mercury Interactive (NASDAQ: MERQ), the global leader in business technology optimization (BTO), is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the fastest growing enterprise software companies today. Mercury provides software and services to govern the priorities, people, and processes of IT; deliver and manage applications; and integrate IT strategy and execution. Customers worldwide rely on Mercury offerings to improve quality and performance of applications and manage IT costs, risks and compliance. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

Mercury Interactive Reports Fourth Quarter and 2004 Results	Page 5

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance, as well as Mercury’s future business prospects and product and service offerings. Mercury’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the mix of perpetual and term licenses and the effect of the timing of the recognition of revenue from products sold under term licenses; 2) Mercury has historically received a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact its operating results for that quarter; 3) the dependence of Mercury’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 4) the impact of any acquisitions or business combinations and uncertainties related to the integration of products and services, employees and operations as a result of acquisitions, including the acquisition of Appilog; 5) the ability to attract and retain key personnel; 6) intense competition for Mercury’s products and services; 7) the impact related to the expensing of stock options and stock purchases under Mercury’s employee stock purchase program under Financial Accounting Standards Board’s Statement 123R, which is effective for quarters beginning after June 15, 2005, and 8) the additional risks and important factors described in Mercury’s SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2003, and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, which are available at the SEC’s website at www.sec.gov. All of the information in this press release is made as of February 2, 2005, and Mercury undertakes no duty to update this information.

NON-GAAP FINANCIAL INFORMATION

Mercury evaluates its operations primarily based on GAAP results. In addition, Mercury’s management believes it is useful to assess Mercury’s performance based on

Mercury Interactive Reports Fourth Quarter and 2004 Results	Page 6

non-GAAP results, which exclude charges for either (i) acquisitions by Mercury (such as in-process research and development, integration and other related charges, stock-based compensation and amortization of intangible assets), (ii) excess facilities charges, (iii) gain on sale of available-for-sale securities, (iv) losses on investments in non-consolidated companies, (v) executive severance, (vi) provision for income taxes, or (vii) stock-based compensation related to modification of stock options. These charges are excluded because they are not considered to be ordinary and direct costs of Mercury.

Mercury’s management uses the non-GAAP results in its own evaluation of performance and as an additional base line for assessing Mercury’s future earnings potential. Mercury’s management also uses the non-GAAP results for budget planning purposes on a quarterly basis for determining executive compensation.

Although Mercury’s management finds its non-GAAP results useful in evaluating the performance of its business, its reliance on this measure is limited because items excluded from such measures often have a material impact on Mercury’s net income and net income per share calculated in accordance with GAAP. Therefore, Mercury’s management typically uses its non-GAAP results in conjunction with GAAP results, to address these limitations.

While the GAAP results are more complete, Mercury prefers to allow investors to have this supplemental measure since, with the reconciliation from non-GAAP to GAAP financial information, it may provide additional insight into its financial results. Mercury believes that presenting the non-GAAP results provides investors with an additional tool for evaluating the performance of its business. The non-GAAP financial measures are presented by Mercury in order to give investors further information about historical and expected results and increase their ability to compare financial information from period to period.

# # #

Editor’s Note

Tables Attached: Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Table of Reconciliation from GAAP to Non-GAAP.

Mercury, Mercury Interactive and the Mercury logo are trademarks or registered trademarks of Mercury Interactive Corporation in the United States and/or other countries. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

Mercury Interactive Reports Fourth Quarter and 2004 Results	Page 7

MERCURY INTERACTIVE CORPORATION

379 N. Whisman Road

Mountain View, CA 94043

Tel: (650) 603-5200 Fax: (650) 603-5300

www.mercury.com

Mercury Interactive Reports Fourth Quarter and 2004 Results	Page 8

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2004	2003	2004	2003
Revenues:
License fees	$84,897	$61,049	$261,306	$201,047
Subscription fees	43,096	30,496	152,064	98,858

Total product revenues	127,993	91,545	413,370	299,905
Maintenance fees	51,961	43,490	196,141	159,030
Professional service fees	24,329	16,941	76,036	47,538

Total revenues	204,283	151,976	685,547	506,473

Costs and expenses:
Cost of license and subscription	10,699	8,080	40,344	29,056
Cost of maintenance	4,043	3,286	15,583	11,880
Cost of professional services	18,585	12,869	62,726	36,889
Cost of revenue—amortization of intangible assets	2,506	2,604	10,019	5,189
Marketing and selling	89,331	71,377	314,463	237,299
Research and development	19,803	16,440	73,469	55,608
General and administrative	16,787	11,360	55,987	40,000
Stock-based compensation	244	224	821	907
Acquisition related charges	—	—	900	11,968
Integration and other related charges	(7)	1,092	3,088	3,389
Amortization of intangible assets	1,394	1,342	5,544	2,281
Executive severance	—	6,551	—	6,551
Excess facilities charge	(235)	—	8,943	16,882

Total costs and expenses	163,150	135,225	591,887	457,899

Income from operations	41,133	16,751	93,660	48,574
Other income, net	4,214	1,398	13,485	9,121

Income before provision for income taxes	45,347	18,149	107,145	57,695
Provision for income taxes	10,309	5,051	22,545	16,182

Net income	$35,038	$13,098	$84,600	$41,513

Net income per share (basic)	$0.41	$0.15	$0.95	$0.48

Adjusted net income per share (diluted)	$0.36	$0.13	$0.83	$0.41

Weighted average common shares (basic)	84,496	90,077	89,060	87,124

Weighted average common shares and equivalents (diluted)	98,179	106,703	103,207	102,401

Reconciliation of Net Income to Adjusted Net Income for Diluted Net Income per Share Calculation:
Net income	$35,038	$13,098	$84,600	$41,513
Debt expense, net of tax	359	362	1,434	956

Adjusted net income for diluted net income per share calculation	$35,397	$13,460	$86,034	$42,469

Certain reclassifications have been made to the prior balances to conform to the current presentation.

Mercury Interactive Reports Fourth Quarter and 2004 Results	Page 9

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$435,018	$549,278
Short-term investments	179,303	157,082
Trade accounts receivable, net	224,011	142,908
Short-term deferred tax assets, net	10,140	442
Prepaid expenses and other assets	85,077	64,043

Total current assets	933,549	913,753

Long-term investments	524,120	527,348
Property and equipment, net	78,415	73,203
Investments in non-consolidated companies	13,031	13,928
Debt issuance costs, net	11,258	14,965
Goodwill	395,439	347,616
Intangible assets, net	38,452	45,126
Restricted cash	6,000	6,000
Interest rate swap	4,832	11,557
Other assets	14,854	17,456

Total assets	$2,019,950	$1,970,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,008	$17,584
Accrued liabilities	128,997	96,637
Income taxes, net	65,578	63,771
Short-term deferred revenue	312,115	212,716

Total current liabilities	526,698	390,708
Convertible notes	804,483	811,159
Long-term deferred revenue	102,205	67,909
Long-term deferred tax liabilities, net	3,192	266
Other long-term payables, net	2,386	541

Total liabilities	1,438,964	1,270,583

Stockholders’ equity:
Common stock	170	181
Additional paid-in capital	599,976	468,150
Treasury stock	(348,249)	(16,082)
Notes receivable from issuance of common stock	(4,173)	(6,580)
Unearned stock-based compensation	(608)	(1,533)
Accumulated other comprehensive loss	(13,182)	(6,219)
Retained earnings	347,052	262,452

Total stockholders’ equity	580,986	700,369

Total liabilities and stockholders’ equity	$2,019,950	$1,970,952

Certain reclassifications have been made to the December 31, 2003 balances to conform to the December 31, 2004 presentation.

Mercury Interactive Reports Fourth Quarter and 2004 Results	Page 10

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2004	2003	2004	2003
Cash flows from operating activities:
Net income	$35,038	$13,098	$84,600	$41,513
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,251	5,342	21,697	17,869
Sales reserves	749	833	1,873	1,193
Unrealized (gain) loss on interest rate swap	(16)	44	51	8
Amortization of intangible assets	3,900	3,946	15,563	7,470
Stock-based compensation	244	5,309	821	5,992
Loss on investments in non-consolidated companies	127	2,443	1,138	3,959
Loss on disposals of assets	86	—	454	—
Gain on sale of available-for-sale securities	—	—	(336)	—
Unrealized gain on warrant	(20)	(198)	(502)	(435)
Write-off of in-process research and development	—	—	900	11,968
Excess facilities charge	(235)	—	8,943	16,882
Tax benefit from employee stock options	15,576	6,367	17,964	6,367
Deferred income taxes	(2,937)	23,687	(7,214)	13,517
Changes in assets and liabilities, net of effect of acquisitions:
Trade accounts receivable	(73,020)	(26,193)	(76,787)	(40,878)
Prepaid expenses and other assets	(7,193)	(9,214)	(14,350)	(20,808)
Accounts payable	5,016	5,857	1,152	3,167
Accrued liabilities	26,634	13,623	23,142	12,927
Income taxes	(4,238)	(28,630)	5,216	(12,681)
Deferred revenue	60,552	50,006	126,627	111,944
Other long-term payables	(148)	541	1,845	541

Net cash provided by operating activities	66,366	66,861	212,797	180,515

Cash flows from investing activities:
Maturities of investments	98,822	353,544	1,033,501	1,857,656
Purchases of investments	(43,966)	(500,389)	(1,052,289)	(2,225,649)
Proceeds from sale of available-for-sale securities	—	—	1,696	—
Proceeds from return on investment in non-consolidated company	—	—	1,525	—
Purchases of investments in non-consolidated companies	(375)	(375)	(2,625)	(1,500)
Cash paid in conjunction with the acquisition of Performant	—	(10)	—	(22,028)
Cash paid in conjunction with the acquisition of Kintana	—	(5,261)	(163)	(136,653)
Cash paid in conjunction with a technology purchase from Allerez	—	—	—	(1,270)
Cash paid in conjunction with the acquisition of Appilog	(620)	—	(49,543)	—
Cash paid in conjunction with a domain name purchase	—	(650)	—	(650)
Net proceeds from sale of assets and vacant facilities	3	—	2,684	—
Acquisition of property and equipment, net	(7,453)	(4,746)	(32,684)	(17,093)

Net cash provided by (used in) investing activities	46,411	(157,887)	(97,898)	(547,187)

Cash flows from financing activities:
Proceeds (costs) from issuance of convertible notes, net	—	(76)	—	488,056
Proceeds from issuance of common stock under stock option and employee stock purchase plans	23,854	19,375	103,768	74,779
Repurchase of common stock	—	—	(332,186)	—
Collection of notes receivable from issuance of common stock	463	431	1,902	4,186

Net cash provided by (used in) financing activities	24,317	19,730	(226,516)	567,021

Effect of exchange rate changes on cash	(2,720)	(826)	(2,643)	(194)

Net increase (decrease) in cash and cash equivalents	134,374	(72,122)	(114,260)	200,155
Cash and cash equivalents at beginning of period	300,644	621,400	549,278	349,123

Cash and cash equivalents at end of period	$435,018	$549,278	$435,018	$549,278

Certain reclassifications have been made to the prior balances to conform to the current presentation.

Mercury Interactive Reports Fourth Quarter and 2004 Results	Page 11

MERCURY INTERACTIVE CORPORATION

TABLE OF RECONCILIATION FROM GAAP TO NON-GAAP

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,			Twelve months ended December 31,
	2004		2003	2004		2003
GAAP Net Income to Non-GAAP Net Income:
GAAP net income	$35,038		$13,098	$84,600		$41,513
In-process research and development (Performant)	—		—	—		1,280
In-process research and development (Kintana)	—		—	—		10,688
In-process research and development (Appilog)	—		—	900		—
Integration costs—bonus program (Performant)	(7)		936	3,088		2,834
Integration costs (Kintana)	—		156	—		555
Excess facilities charge	(235)		—	8,943		16,882
Gain on sale of available-for-sale securities	—		—	(336)		—
Net loss on investments in non-consolidated companies and warrant	107		2,245	636		2,245
Stock-based compensation and amortization of intangible assets (Freshwater)	27		544	976		2,397
Stock-based compensation and amortization of intangible assets (Performant)	215		299	1,112		884
Stock-based compensation and amortization of intangible assets (Kintana)	3,150		3,190	12,638		4,848
Stock-based compensation and amortization of intangible assets (other)	260		137	674		248
Amortization of intangible assets (Appilog)	492		—	984		—
Executive severance	—		6,551	—		6,551
Provision for income taxes	1,495		(952)	(3,575)		(4,801)

Non-GAAP net income	$40,542		$26,204	$110,640		$86,124

Non-GAAP Net Income to Adjusted Non-GAAP Net Income for Diluted EPS Calculation:
Non-GAAP net income	$40,542		$26,204	$110,640		$86,124
Debt expense, net of tax	359		362	1,434		956

Adjusted Non-GAAP net income for diluted EPS calculation	$40,901		$26,566	$112,074		$87,080

GAAP Diluted EPS to Non-GAAP Diluted EPS:
GAAP net income per share-diluted	$0.36		$0.13	$0.83		$0.41
In-process research and development (Performant)	—		—	—		0.01
In-process research and development (Kintana)	—		—	—		0.10
In-process research and development (Appilog)	—		—	0.01		—
Bonus program (Performant)	(0.00	)(1)	0.01	0.03		0.03
Integration costs (Kintana)	—		0.00 (1)	—		0.01
Excess facilities charge	(0.00	)(1)	—	0.09		0.16
Gain on sale of available-for-sale securities	—		—	(0.00	)(1)	—
Net loss on investments in non-consolidated companies and warrant	0.00	(1)	0.02	0.01		0.02
Stock-based compensation and amortization of intangible assets (Freshwater)	0.00	(1)	0.01	0.01		0.02
Stock-based compensation and amortization of intangible assets (Performant)	0.00	(1)	0.00 (1)	0.01		0.01
Stock-based compensation and amortization of intangible assets (Kintana)	0.03		0.03	0.12		0.05
Stock-based compensation and amortization of intangible assets (other)	0.00	(1)	0.00 (1)	0.01		0.00	(1)
Amortization of intangible assets (Appilog)	0.01		—	0.01		—
Executive severance	—		0.06	—		0.06
Provision for income taxes	0.02		(0.01)	(0.03)		(0.05)

Non-GAAP net income per share-diluted	$0.42		$0.25	$1.09	(2)	$0.85	(2)

(1) Amount is less than $0.005 (2) Amount does not foot due to rounding

GAAP Operating Margin to Non-GAAP Operating Margin:
GAAP operating margin	20.1%		11.0%	13.7%		9.6%
In-process research and development (Performant)	—		—	—		0.3%
In-process research and development (Kintana)	—		—	—		2.1%
In-process research and development (Appilog)	—		—	0.1%		—
Bonus program (Performant)	(0.0	)% (1)	0.6%	0.5%		0.6%
Integration costs (Kintana)	—		0.1%	—		0.1%
Excess facilities charge	(0.1)%		—	1.3%		3.3%
Stock-based compensation and amortization of intangible assets (Freshwater)	0.0	% (1)	0.4%	0.1%		0.5%
Stock-based compensation and amortization of intangible assets (Performant)	0.1%		0.2%	0.2%		0.2%
Stock-based compensation and amortization of intangible assets (Kintana)	1.5%		2.1%	1.8%		1.0%
Stock-based compensation and amortization of intangible assets (other)	0.1%		0.1%	0.1%		0.0	% (1)
Amortization of intangible assets (Appilog)	0.2%		—	0.1%		—
Executive severance	—		4.3%	—		1.3%

Non-GAAP operating margin	22.0	% (2)	18.8%	17.9%		18.9	% (2)

(1)	Amount is less than 0.05%

(2)	Amount does not foot due to rounding